Exhibit 99.1

FOR IMMEDIATE RELEASE

AR Capital Acquisition Corp. Announces the Separate Trading of Its Common Stock and Warrants Commencing October 29, 2014

NEW YORK, October 27, 2014 – AR Capital Acquisition Corp. (NASDAQ: AUMAU) (the “Company”) announced that, commencing October 29, 2014, holders of the units sold in the Company’s initial public offering of 24,000,000 units completed on October 7, 2014 (the “IPO”) may elect to separately trade the common stock and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “AUMAU” and the common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “AUMA” and “AUMAW,” respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (800) 831-9146.

ABOUT AR Capital Acquisition Corp.

AR Capital Acquisition Corp. was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Its efforts in identifying a prospective target business are focused on, but not limited to, the asset management sector. The Company’s sponsor is AR Capital, LLC, an investment management firm co-founded in 2007 by Nicholas S. Schorsch and William M. Kahane.

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. The Company has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations AR Capital Acquisition Corp. ABackman@rcscapital.com (917) 475-2135	Nicholas Radesca Chief Financial Officer AR Capital Acquisition Corp. nradesca@arlcap.com (212) 415-6559